Tri Executive Group Group, Inc. Full Time Office Agreement

General

1

We are Tri Executive Group Inc. These are the terms of the service agreement between Tri Executive Group Inc. and _FORCE ENERGY CORP._that you have signed (your “agreement”). This document contains all the terms of our agreement and supersedes any previous agreement that you may have had with us for the same or similar services.

2

Your agreement is the commercial equivalent of an agreement for accommodation in a hotel (see Note 1). The whole of the business centre described in your agreement remains our property and in our possession and control. We are not giving you any right of ownership in your Office or the centre; rather, we are giving you the right to share with us the use of the business centre so that we can provide the services to you.

The agreement is personal to you and cannot be transferred to anyone else (you may not sell or “sublet” your client rights). We may, at our discretion, transfer the benefit of your agreement and our obligations under it in the event there is a sale of the company, a change in control, or similar event.

3

During the term of your agreement, as a full time member, you will have 24/7 access to the office(s) assigned to you (the “Office”) in the business centre identified in your agreement as shown on the attached site map. In addition, we will provide the following services to you during our normal opening hours, which may change at our discretion, of 9 am to 5 pm, Monday through Friday (excluding statutory holidays or holidays designated as statutory in lieu), as part of your client agreement:

*Professional reception of your guests
*Mail and courier reception and sorting
*The heating, lighting, cleaning, and maintenance of the Office(s) and the business centre
*Network connectivity to the Internet and printers
*Free coffee, tea and H20
*Business Taxes
*Free Long Distance in Canada & the USA
*One Phone per office
*One dedicated phone line per office
*Free Outgoing faxes
*Limited Use of the meeting and boardrooms under the terms described in the Service Fees (unless other wise stated)
*The use, in common with others, of equipment and those parts of the business centre intended by us for use by you and others, including the kitchen and communal areas

4	We may at any time ask you to use a different office during maintenance or repairs to your assigned Office(s), for a period of time reasonable to accomplish such work as required.

We may also ask you to change offices permanently for reasons of our own convenience. You will then have the option of accepting our offer for a different office.

If, for reasons beyond our control, we cannot provide you with your normal Office, you may accept our offer for an alternate office, or terminate your agreement without penalty.

Office Agreement

5

We will provide additional services to you as required by you from time to time during our normal opening hours (as defined in item 3, above), at rates described in our Service Fees schedule, which may change with 2 weeks notice at our discretion.

Use of Offices, Furniture, Network, and Business Machines

We have worked hard to create an attractive environment and a reliable network, and to make moving in hassle-free. We ask a few things of individual clients to help us maintain these benefits for all.

We will supply furniture suitable for the person we have agreed will use your Office space, as reflected in your monthly fees and the size of the Office. For this person, this will include a desk and depending on the size of the office, you may have a hutch and/or credenza as well). Also included is a task chair, guest chair and trash can. We will supply additional quantities of the items above on an “as available” basis at a nominal monthly charge.

Tri Executive Group will also provide lateral filing cabinets and bookcases for a modest monthly fee. Clients may use their own metal filing cabinets and bookshelves, but we ask you to let us know your intentions in advance. We also ask that those who need bookcases use the “house” options, to prevent proliferation of wildly varying styles and colours. If you have a black filing cabinet or bookshelf, that is acceptable if it is in good to excellent shaped as deemed by TEG.

6

You will be asked to sign an inventory of the Office assigned to you for the furniture and equipment you are permitted to use, together with note of its condition, as well as details of the cards or entry keys issued to you.

7

You must take good care of all parts of the business centre, its equipment, fittings, and furnishings that you use. You must not alter any part of it. You are liable for any damage caused by you or those in the business centre with your permission or at your invitation.

8

You agree not to install any cabling, IT equipment, or telecoms connections without our consent, which we may withhold at our absolute discretion (to ensure any member’s equipment does not inadvertently cause problems for others on the system).

9	You agree to take care in using the business machines available to clients (printers, fax machine, shredders, etc.), and to notify TEG staff if any machine has a problem you cannot easily rectify.

Office Agreement

10

You are assigned a PIN number for long distance call outside of Canada and for copier use. You will be responsible for the cost of any copies as described in the Service Fees schedule. Protect your PIN numbers.

11

Any keys or entry cards issued to you remain our property at all times. You must not copy them without written permission or allow anyone to use them without our written consent. Any loss of keys or entry cards must be reported to us immediately, and you must pay the costs of replacement keys or entry cards and of changing locks or recoding the security system, as required, at the discretion of Tri Executive Group. This fee is based on market value of a bonded locksmith and may change without notice at our discretion.

12

You agree to comply with our house guidelines and policies (the House Guidelines), hereby incorporated into this agreement, which we impose generally on users of the business centre for health and safety reasons, and to ensure the centre is an attractive and functional facility for all its clients. We will do our best to give you at least seven days’ notice of any amendment to the House Rules. It is your responsibility to ensure that everyone in the business centre with your permission or at your invitation also complies with the House Rules as they are YOUR responsibility.

Running Your Business

1

You must use the business centre only for office purposes, and only for the business stated in your agreement or subsequently agreed with us. You must not carry on a business which involves frequent visits by clients of the general public or which competes with our business. You must not use the Tri Executive Group name or logo in any way in connection with your business, unless authorized by us in writing.

2

You must carry on your business only in the name on your agreement or some other name we first agree upon. You must not put up any signs on any part of the Office or business centre unless we previously agree. You may use the assigned address as provided to you by Tri Executive Group .

3	You must comply with all relevant laws, regulations and compliances in the conduct of your business.

4	It is your responsibility to arrange insurance for your own property (ie: computers etc.) that you bring in to the business centre, and for your own liability for your employees and to third parties.

Office Agreement

Our Relationship

1

We respect the privacy of your business and the Office(s), which you occupy. Unless there is an emergency, we will as a matter of courtesy try to inform you in advance when we need to enter your Office to carry out testing, repair, or works other than routine inspection, cleaning, and maintenance.

2

We respect the privacy of any information we obtain about you and your business as a result of our relationship. We will not share or divulge this information with any third party without your expressed permission.

You agree that we may process, disclose, or transfer any personal data that we hold in relation to you and/or your business, provided that in doing so we take such steps as we consider reasonable to ensure that it is used only:

*To fulfil our obligations under your agreement.
*For work assessment and fraud prevention.

*To make available to you information about new or beneficial products and services offered by us and other organizations, that we consider may be of interest to you. At no time do we make your information public.

3	We may, by notice, suspend the provision of services (including access to the business centre) for reasons of political unrest, strikes, or other events beyond our reasonable control.

4

We are not liable for any loss resulting from our failure to provide a service because of a technology failure, mechanical breakdown, strike, delay, failure of staff, termination of our interest in the building containing the business centre, or otherwise, unless we do so deliberately or are grossly negligent.

We are not liable for any failure until you have notified us in writing about it and given us a reasonable time to put it right. You agree that we will not have any liability for any loss, damage, or claim that arises as a result of, or in connection with, your agreement and/or your use of the services, except to the extent that such loss, damage, expense, or claim is directly attributable to our deliberate act or our gross negligence.

We will not in any circumstances have any liability for loss of business, loss of profits, loss of anticipated savings, loss of or damage to data, third party claims, or any consequential loss. We strongly advise you to insure against all such potential loss, damage, expense, or liability.

Office Agreement

Fees

1

You agree to pay us a monthly fee for use of the business centre and the services provided to you at your request. This use and services fee, plus GST, is payable in full one month in advance of your accommodation date on the first day (or such other day as we designate) of each month.

In addition, you agree to pay a deposit equal to one month’s fees, due on or before commencement of your agreement. A sum equal to the amount of your deposit will be refunded to you (less expenses incurred) once the term of the agreement is fulfilled. If your agreement starts part way through a month, the amount due for the first month will be pro-rated accordingly. If you terminate your agreement prior to the expiry of your term, your deposit will not be refunded. If there is damage to your office by you or a “guest” or an employee, that will be deducted from your deposit at our discretion.

2

You agree to pay us fees in respect of such additional services as may be required by you from time to time. Such fees may be fixed monthly fees or variable fees, depending on the additional services required, and will be calculated in accordance with our rates as published in our Service Fee Schedule.

3

In the case of additional fixed monthly fees, such fees plus GST shall be payable on the first day of each month (or such other day as we designate). The first proportionate payment of such fixed monthly fees will be payable on the first date such services are provided to you, from that date to the end of that calendar month.

In the case of additional variable fees, such fees shall be invoiced in arrears, and are payable on the first day (or such other day as we designate) of the month following the month during which the relevant additional services were provided to you.

4

If you do not pay fees when due, we may charge interest on outstanding amounts at the base rate of the Bank of Canada plus 12% per annum, calculated monthly. If you dispute any part of an invoice, you must pay the amount not in dispute on the date due, and submit in writing reasons for the dispute. We reserve the right to withhold services, including your accommodation, while there are outstanding fees or interest, or you are in breach of your agreement.

Renewing/Moving On

1

Your agreement lasts for the length of the agreed term. Your agreement will terminate automatically at the end of the original term, but can be terminated earlier by mutual agreement, or by your breach of the agreement.

Office Agreement

You are legally obliged to pay us the agreed set monthly fees for the entire term of your agreement. If you wish to terminate your agreement early, you must give us as much notice as possible, but in any case a minimum of 90 days (ninety days). Tri Executive Group in its sole discretion may discharge you of financial obligations for the remainder of your term following the 90-day notice period.

If you wish to extend the term of your agreement, we may enter into another agreement for a specified period of time at the current set rate for the space you need selected from available space as determined by Tri Executive Group.

2

You are obligated to notify Tri Executive Group of your intent to renew or cancel your agreement 90 days, (3 Calendar Months), prior to the end of your agreement. You must do so in writing. If notification has not been received on or before 90 days prior to the expiration of your agreement, Tri Executive Group will understand that the agreement will not be renewed and Tri Executive Group may reassign your space at the end of your agreement term without notice. It is your obligation to notify Tri Executive Group of your intent in advance to renew or to vacate. Simply allowing your agreement to expire without giving sufficient notice does not excuse you from your obligation to give us 90 days notice. You are responsible for paying all your fees for 90 days from the time you give notice, regardless of whether this takes you past your original expiry date.

3

If you do not renew your agreement, but wish to remain at Tri Executive Group as a Month to Month client, it is your responsibility to notify Tri Executive Group of your intentions in writing 90 days before your agreement expires. Simply letting your agreement expire without notice does not automatically convert you to a month-to- month arrangement. If you do so, Tri Executive Group may terminate your privileges immediately. As a month-to-month client all of the terms of your agreement will remain in force with exception to your set monthly fees and pricing and the amount of notice required if you decide to move on. Your pricing will be set at a month-to-month rate as determined by Tri Executive Group at the time you convert to this arrangement. You are still responsible within this month to month agreement to give a minimum of 30 days (ONE CALNDAR MONTH) advance notice to Tri Executive Group of your intent to leave, and are financially responsible for those 30 days (ONE CALNENDAR MONTH). If you have more than a single office, Tri Executive Group may increase this notice requirement to a timeframe agreed upon with you at the time you convert to a month-to-month basis.

4	You may not sublet your Office to a third party.

Office Agreement

5	Your “Performance Bond” or “Deposit” may NOT be used for your last months rent in any case.

6	We may terminate your agreement immediately without notice under certain conditions:

You become insolvent, go into liquidation, or become unable to pay your debts when due;

You are in breach of one of your obligations under your agreement, which cannot be put right, or which we have given you notice to put right and which you have failed to put right within the time given in that notice;

Your conduct, or that of someone present with your permission or at your invitation, is incompatible with ordinary office use or does not conform with our House Rules;

You have not paid in full for the services used by the agreed-upon date;

You have not paid the fee for the remainder of the period for which your agreement would have lasted had we not ended it, or for the period of one month, whichever is less;

and you indemnify us against all costs and losses we incur as a result of such termination.

7

If we are no longer able to provide business accommodation and services at the business centre as stated in your agreement, then your agreement will end and you will only have to pay fees up to the date you have used the centre, including any additional services used.

8	When your agreement expires:

You must vacate the business centre immediately, leaving it in the same condition as it was when it was assigned to you, save for reasonable wear and tear. We may dispose of any property you leave in the business centre in any way we choose without owing you any responsibility for it (subject to privacy legislation), or any proceeds of sale. ANY items left beyond 10 (ten) days will be destroyed and Tri Executive Group holds no liability for those objects or information.

It is your responsibility to notify people that you are no longer using the business centre address. Unless arrangements are made for your mail to be forwarded to an address specified by you, we will return to sender all mail and couriers that arrive at the business centre. You agree that we will have no responsibility to you in respect of any such mail

Office Agreement

or courier packages unless prior arrangements which have been outlined in the Current Fee Schedule.

9

While your agreement is in force and for ONE CALENDAR YEAR, after it ends, you must not offer employment to any of our staff without our expressed consent. If you do, we estimate our loss as the equivalent of one year’s salary for each of the employees concerned, and you agree to pay us damages equal to that amount.

The Fine Print

1	All formal notices must be in writing, and will be considered given to us if delivered personally to us at the business centre or sent by courier or first class post to our registered office at:

THE JOFFRE BUILDING –

Tri Executive Group,

Suite 200, 708-11th Avenue SW,

Calgary, Alberta-Canada-T2R 0E4

2

The terms of your agreement are confidential. Neither of us may disclose them without the other’s consent unless required to do so by law or an official authority. This obligation continues for two years after your agreement expires.

3	Except where we are grossly negligent, you must indemnify us in respect of all liability, claims, damages, losses, and expenses that may arise:

*If someone you invited or employ dies or is injured in the business centre.
*From a third party in respect of your use of the business centre and the services.
*If you do not comply with the terms of your agreement.

You must also pay any costs, including our reasonable legal fees that we incur in enforcing your agreement.

4

The invalidity or unenforceability of any terms of your agreement will not impair the validity of any other term. No waiver of any default by you will be implied from our failure to take action in respect of such default.

5	This agreement will be governed by the laws of Alberta, and of Canada where they have precedence.

Office Agreement

Note 1: The legal aspects of our agreement are founded on the Alberta Innkeepers Act (the “Act”). For the sake of clarity, we have used somewhat different terms from those in the Act. In our agreement, the “use” of the Tri Executive Group business centre is equivalent to “providing lodging” as used in the Act, and “client” is equivalent to being “registered as a guest”.

Office Agreement

TERMS:

Company Name: Force Energy

Company Owner: Rahim Rayani

Home Address: 280 Nelson Street, Suite 131 – Vancouver BC, V6B 2E2

Home Phone Number: 1-778-288-8788

Emergency Contact: Farzana Allibhai 1-778-855-6335

Accounts Payable/Receivable Contact: Rahim Rayani

Incorporated: YES NO

Length of Term: ONE YEAR  Office Unit# 219

Commencement Date: September 11, 2008  Expiry Date: September 10, 2009

Hard Key and Prox Card Deposit $75.00 X 1 = $75.00 (this is non-refundable if lost or stolen)

Monthly Fee: $1856.00+$92.80GST = $1948.80   Deposit: $1856.00

Total Monthly Fees (Excluding services used on a monthly basis such as Additional client usage which may require additional Internet access, furniture, phone, phone line, Administrative services and parking etc., which are subject to change with 30 days notice and priced as per the Fee Service Schedule): $1856.00+$92.80GST = $1948.80

I agree to the terms and conditions set out above, and am authorized to sign on behalf of the company named:

Office Agreement

Legal address assigned for use during this term:

Suite #219 – 708-11th Ave SW
Calgary, Alberta
T2R 0E4

Office Agreement

Additional Staff Member Information:

The additional clients signed below agree to the policies and terms set out within the attached agreement.

Name (please print)	Home Address and phone number:

Date	Signature

Witness	Signature

Name (please print)	Home Address and phone number:

Date	Signature

Witness	Signature

Name (please print)	Home Address and phone number:

Date	Signature

Witness	Signature

Office Agreement